Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “(Consolidated, as applicable) Financial Highlights” in the Prospectuses of the Boston Partners Investment Funds, Summit Global Investments Fund and Campbell Systematic Macro Fund and “Independent Registered Public Accounting Firm” and “(Consolidated, as applicable) Financial Statements” in the Statements of Additional Information of the Boston Partners Investment Funds, Summit Global Investment Fund and Campbell Systematic Macro Fund, dated March 2, 2022.

We also consent to the incorporation by reference of our reports dated October 29, 2021, with respect to the financial statements and financial highlights of The RBB Fund Inc. (comprising the Boston Partner Investment Funds, Summit Global Investment Funds and Campbell Systematic Macro Fund) included in its Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2021 into this Post-Effective Amendment No.288 to the Registration Statement (Form N1-A, File No.033-20827), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 2, 2022